As filed with the Securities and Exchange Commission on February 5, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Embraer S.A.	Embraer Netherlands Finance B.V.
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its articles of association (statuten))

Embraer Inc.	Not Applicable
(Translation of Registrant’s name into English)	(Translation of Registrant’s name into English)

Federative Republic of Brazil	The Netherlands
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

3721	3721
(Primary Standard Industrial Classification Number)	(Primary Standard Industrial Classification Number)

Not Applicable	Not Applicable
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Avenida Brigadeiro Faria Lima, 2170

12227-901 São José dos Campos, São Paulo

Federative Republic of Brazil

+55-12-3927-4404

(Address and telephone number of registrants’ principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th floor

New York, New York 10168

+1-800-221-0102

(Name, address, and telephone number of agent for service)

Copy to:

Tobias Stirnberg

Fabiana Sakai

Milbank LLP

Avenida Brigadeiro Faria Lima, 4100

04538-132 São Paulo, São Paulo

Federative Republic of Brazil

+55-11-3927-7702

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

Embraer Netherlands Finance B.V.

Guaranteed Debt Securities

Embraer S.A.

Guarantees

Embraer Netherlands Finance B.V. may offer debt securities guaranteed by Embraer S.A. from time to time. This prospectus describes the general manner in which these securities may be offered using this prospectus. An accompanying prospectus supplement will set forth the specific terms of the securities, the offering price, and the specific manner in which they may be offered. You should read this prospectus and any accompanying prospectus supplement carefully before you invest.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents will be set forth in an accompanying prospectus supplement.

Investing in the securities involves risks. See “Risk Factors” section set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, and, if any, in the relevant prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 5, 2025.

We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. You should rely only on the information contained or incorporated by reference in this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission, which we refer to as the “SEC.” We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we filed with the SEC as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) using a “shelf” registration process. Under this shelf registration process, in one or more offerings, we may sell from time to time the debt securities described in this prospectus.

This prospectus provides you only with a general description of the securities that we may offer. Each time we sell or issue securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement and any other offering materials may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any other offering materials may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement or other offering materials.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Embraer S.A., its consolidated subsidiaries and its joint ventures and other affiliated companies. References to “Embraer” or the “Company” are to Embraer S.A. References to “Embraer Finance” are to Embraer Netherlands Finance B.V. References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to the “prospectus” are to this prospectus and the applicable prospectus supplement taken together. References to “U.S. dollars,” “US$” or “$” are to the lawful currency of the United States and references to “real,” “reais” and “R$” are to the lawful currency of Brazil.

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FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement may constitute forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. We have based these forward-looking statements largely on our current expectations and projections about future events and industry and financial trends affecting our business. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things:

•	general economic, political and business conditions in Brazil and in our other markets;

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political, economic or financial instability, as well as geopolitical instability abroad, especially in light of the geopolitical conflicts around the world, including, but not limited to, the hijackings and assaults by Yemeni rebels on ships crossing the Red Sea (where a significant part of the world’s seaborne crude oil flows through) and the conflicts between Russia and Ukraine as well as Israel and Hamas;

•	changes in competitive conditions and in the general level of demand for our products;

•	management’s expectations and estimates concerning our future financial performance, financing plans and programs, and the effects of competition;

•	the effects of customers cancelling, modifying or rescheduling orders;

•	the effect on our revenues of changing priorities or reductions in the Brazilian government or international government defense budgets;

•	our level of indebtedness and other financial obligations as well as our ability to obtain additional financing when required and on reasonable terms;

•	our capital expenditure plans;

•	inflation and fluctuations in exchange rates;

•	the impact of volatile fuel prices and the airline industry’s response;

•	our ability to develop and deliver our products on a timely basis;

•	availability of sales financing for our existing and potential customers;

•	existing and future governmental regulations, including economic policies of the Brazilian government;

•	our relationship with our workforce;

•	the outbreak of communicable diseases in Brazil and other countries; and

•	other factors discussed in the documents incorporated by reference in this prospectus, including under the heading “Risk Factors.”

The words “believe,” “may,” “will,” “forecast,” “estimate,” “plan,” “aim, ” “should, ” “could, ” “would,” “likely,” “potential,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements because of new information, future events or other factors. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the documents incorporated by reference in this prospectus might not occur. Our actual results and performance could differ substantially from those anticipated in our forward-looking statements. As a result of various factors, such as those risks described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, undue reliance should not be placed on these forward-looking statements. Forward-looking statements speak only as of the date they were made and we do not undertake any obligation to update them in light of new information or future developments. All forward-looking statements attributed to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement and you should not place undue reliance on any forward-looking statement included in this prospectus or any accompanying prospectus supplement.

EMBRAER

We are the leading manufacturer of jets with up to 150 seats in the world, based on the number of jets delivered over the last decade, and we have a franchise footprint represented by our global customer base. Our focus is to achieve customer satisfaction with a range of products and services addressing the commercial aviation, executive aviation and defense and security markets. We have developed a customer-centric technology-driven portfolio of commercial aviation products and services that allows us to build long-term relationships with our clients in the commercial aviation, executive aviation and defense and security markets.

We grew from a government-controlled company that developed and produced products for the Brazilian Armed Forces to a publicly held company that produces aircraft for and provides related services to commercial and executive aviation, as well as for defense and security purposes. Providing high quality customer support is a key element of our customer focus and is critical to our ability to maintain customers with whom we have a long-term relationship.

We are a joint-stock company duly incorporated under the laws of Brazil with an indefinite term of duration. Originally formed in 1969 by the Brazilian federal government, we were privatized in 1994. In connection with our privatization, we were transformed into a publicly-held corporation in 2000 and we are subject to the provisions of Law No. 6,404 of December 15, 1976, as amended, or the Brazilian Corporate Law. Our principal executive offices are located at Av. Brigadeiro Faria Lima, 2170, Putim, São José dos Campos, SP, Brazil, 12227-901. Our telephone number is +55-11-3040-6874.

We maintain an Internet site at ri.embraer.com.br. Information contained on our Internet site is not a part of or incorporated by reference in this prospectus.

Please read Item 4 “Information on the Company” set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein for further information on our Company.

EMBRAER FINANCE

Embraer Netherlands Finance B.V., is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and a wholly owned subsidiary of Embraer. Embraer Finance has its corporate seat (statutaire zetel) in Amsterdam, the Netherlands and its registered office is located at Jachthavenweg 109 C, 1081 KM Amsterdam, the Netherlands, and it is registered under number 63376431 with the Dutch Trade Register (Kamer van Koophandel).

OFFER STATISTICS AND EXPECTED TIMETABLE

We will set forth in the applicable prospectus supplement or other offering materials a description of the offer statistics and expected timetable of any offering of securities which may be offered under this prospectus. The prospectus supplement or any other offering materials may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering materials before you invest in any of our securities.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, Embraer Finance intends to on-lend the net proceeds from the sale of the debt securities to Embraer or Embraer’s subsidiaries and affiliates.

ENFORCEMENT OF CIVIL LIABILITIES

Embraer S.A. is a corporation organized under the laws of Brazil and Embraer Finance is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands. Substantially all of our directors and officers, and some of the advisors and independent accountants named herein, reside in Brazil, the Netherlands or elsewhere outside the United States, and all or a significant portion of its assets and the assets of such persons may be located outside the United States. As a result, it may not be possible for investors to effect service of process upon us and these persons within the United States or other jurisdictions outside Brazil or the Netherlands or to enforce against us or them judgments predicated upon the civil liability provisions of the U.S. federal securities laws or the laws of such other jurisdictions.

Brazil

Embraer has been advised by Thalita Alfano Soulas Grandis, its General Counsel, that a final conclusive judgment of non-Brazilian courts for the payment of money may be enforced in Brazil, subject to certain requirements as described below. A judgment against Embraer, our directors, our officers or Embraer Finance issued by a foreign court would be enforceable in Brazil (to the extent that Brazilian courts may have jurisdiction) without reconsideration of the merits, upon confirmation of that judgment by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça), or the STJ. That confirmation, generally, will occur if the foreign judgment:

•	fulfils all formalities required for its enforceability under the laws of the non-Brazilian courts;

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is issued by a competent court after proper service of process on the parties (if made in Brazil, service of process must be effected in accordance with Brazilian law), or after sufficient evidence of the parties’ absence as required by applicable law;

•	is not subject to appeal in the jurisdiction where rendered (court decision becomes final and unappealable);

•	is not in conflict with a previous final and binding (res judicata) judgment on the same matter and involving the same parties issued in Brazil;

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is authenticated by the Brazilian consulate with jurisdiction over the place the judgment is rendered. If such foreign judgment was authenticated in a country that is signatory of the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated as of October 5, 1961, or the Apostille Convention, authentication by a Brazilian Diplomatic Office or Consulate is not required;

•	is translated into Portuguese by a certified sworn translator; and

•	does not violate Brazilian public policy, national sovereignty and, good morals (as set forth in Brazilian law).

The confirmation process described above may be time consuming and may also give rise to difficulties in enforcing the foreign judgment in Brazil. Accordingly, we cannot assure you that confirmation would be obtained, that the confirmation process would be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the securities laws of countries other than Brazil.

We have also been advised that civil actions may be brought in Brazilian courts in connection with this prospectus based solely on the securities laws of the United States and that Brazilian courts may enforce such liabilities in such actions against us (provided that provisions of the securities laws of the United States do not contravene Brazilian public policy, national sovereignty or good morals); and that Brazilian courts can assert jurisdiction over the matter under dispute, if certain requirements are met.

We have been further advised that a plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil or is outside Brazil during the course of the litigation in Brazil and who does not own real property in Brazil must post a bond to guarantee the payment of the defendant’s legal fees and court expenses, except in case of (i) enforcement proceedings based on certain non-disputable documents as determined by the court (which do not include the notes issued under the indenture) that may be enforced under Brazilian law (execução de título executivo extrajudicial); (ii) enforcement of a judgment; (iii) counterclaims; and (iv) when an international treaty signed by Brazil dismisses the obligation to post a bond, as established under Article 83, first paragraph, of the Brazilian Code of Civil Procedure.

If proceedings are brought in the courts of Brazil seeking to enforce the Embraer’s obligations under the indenture, Embraer would not be required to discharge its obligations in a currency other than reais. Any judgment obtained against Embraer in Brazilian courts related to any payment obligations under any indenture would be expressed in reais.

The Netherlands

Embraer Finance is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid incorporated under the laws of the Netherlands and has its registered seat (statutaire zetel) in Amsterdam, the Netherlands. It may be difficult for investors to enforce against Embraer Finance judgments obtained in courts outside the Netherlands. Where there is no treaty on the recognition and enforcement of judgments between a country and the Netherlands, as is the case for the United States (other than for arbitral awards), a judgment rendered by a court of such country, or a foreign court, will not automatically be enforced by the courts of the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the claim must be relitigated before a competent Dutch court and the judgment rendered by the foreign court must be submitted in the course of such proceedings, in which case the Dutch court will have to decide whether and to what extent it, given the circumstances of the case, will recognize the foreign judgment. A Dutch court will, under current practice, generally grant the same judgment without relitigation on the merits if (i) that judgment results from proceedings compatible with Dutch concepts of due process, (ii) that judgment does not contravene public policy (openbare orde) of the Netherlands, (iii) the jurisdiction of the foreign court has been based on an internationally acceptable ground and (iv) the judgment by the foreign court is not incompatible with a judgment rendered between the same parties by a Dutch court, or with an earlier judgment rendered between the same parties by a non-Dutch court in a dispute that concerns the same subject and is based on the same cause, provided that the earlier judgment qualifies for recognition in the Netherlands.

Certain Insolvency Law Considerations

As Embraer Finance is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, any insolvency proceedings applicable to Embraer Finance will likely be governed by Dutch insolvency laws and subject to certain exceptions as provided for in EU Insolvency Regulation (EU) 2015/848 of the European Parliament and of the Council of May 20, 2015 on insolvency proceedings, or the Insolvency Regulation as amended from time to time. There are three applicable insolvency regimes under Dutch law: (a) moratorium of payment (surseance van betaling), which is intended to facilitate the reorganisation of a debtor’s debts and enable the debtor to continue as a going concern; (b) a private composition (onderhands akkoord), which is also intended to facilitate the reorganisation of a debtor’s debt and enable the debtor to continue as a going concern; and (c) bankruptcy (faillissement), which is primarily designed to liquidate and distribute the assets of a debtor to its creditors. In practice, a moratorium of payments often results in bankruptcy of the debtor. All three insolvency regimes are set forth in the Dutch Bankruptcy Act (Faillissementswet).

Unlike chapter 11 proceedings under U.S. bankruptcy law where both secured and unsecured creditors are generally barred from seeking to recover on their claims, moratorium of payment and bankruptcy proceedings against Embraer Finance would allow certain secured creditors (and in case of moratorium of payments also preferential creditors (including tax and social security authorities)) to satisfy their claims by enforcement of the security rights that secure their claims or to which they have preferential rights as if there were no bankruptcy or moratorium of payments. Therefore, a recovery under Dutch law could involve a sale of the assets of Embraer Finance in a manner that does not reflect its going concern value. Consequently, Dutch insolvency proceedings could preclude or inhibit a restructuring.

As regards the private composition regime, as of January 1, 2021, debtors will have the possibility to offer a composition outside of formal insolvency proceedings under the Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord – WHOA) or the Dutch Scheme. The WHOA introduced a framework allowing debtors to restructure their debts outside of formal insolvency proceedings. The Dutch Scheme provides, inter alia, that a restructuring plan in respect of a certain class of creditors or shareholders shall be approved and ratified by the courts in the event that two-third of the value of the amount of claims, or rights in case of shareholders, held by creditors or shareholders casting a vote in that class vote in favor of such restructuring plan (unless the scheme rules have not been complied with). Furthermore, a restructuring plan can be proposed to multiple classes of creditors, including classes of secured creditors, and shareholders at the same time. If at least one eligible class of creditors has voted in favor of the restructuring plan, the debtor or, if appointed, a restructuring expert, can request the court to approve the plan and bind all classes. This system of cross-class cramdown of dissenting creditors and shareholders is subject to a number of protective rules, including the right for a court to refuse confirmation of a composition plan, inter alia, if such plan does not meet the “best interests of creditors test.” Under the Dutch Scheme, the court may grant a stay on enforcement of four months, with a possible extension of four months. During such period, inter alia, all enforcement action against the assets of (or in the possession of) the debtor is suspended, unless leave from the court is obtained, including action to enforce security over the assets of the debtor. Accordingly, during such stay the holder of a pledge of claims may not collect nor notify the debtors of such pledged claims of its rights of pledge. Under the Dutch Scheme, claims of creditors against Embraer Finance can be compromised as a result of a composition plan adopted and confirmed in accordance with the Dutch Scheme. Accordingly, the Dutch Scheme can affect the rights of the holders of notes.

In Dutch bankruptcy proceedings, the assets of a debtor are generally liquidated and the proceeds distributed to the debtor’s creditors on the basis of the relative priority of the claims of those creditors and, to the extent claims of certain creditors have equal priority, in proportion to the amount of such claims. Certain parties, such as secured creditors, will benefit from special rights. Secured creditors such as pledgees and mortgagees may enforce their rights separately from bankruptcy and in principle do not have to contribute to the liquidation costs. All unsecured, pre-bankruptcy claims are submitted to a receiver for verification, and the receiver makes a determination as to the existence, ranking and value of the claim and whether and to what extent it should be admitted in the bankruptcy proceedings. Creditors that wish to dispute the verification of claims of other creditors by the receiver will need to commence a court proceeding in order to establish the amount and rank of the disputed claim.

No interest is payable by the bankrupt estate in respect of unsecured claims as at the date of a bankruptcy.

DESCRIPTION OF DEBT SECURITIES

The following summarizes the material provisions of the debt securities and the indenture that will govern the debt securities, other than pricing and related terms and other terms that will be disclosed in the applicable prospectus supplement. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of your series of debt securities, which will be described in more detail in the applicable prospectus supplement. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the indenture, the debt securities and the prospectus supplement relating to each series of debt securities. In this summary, references to “Embraer” means Embraer S.A. only and do not include any of its subsidiaries.

General

Any debt securities will be governed by an indenture to be entered into between Embraer Finance, as issuer, Embraer, as guarantor, and The Bank of New York Mellon, as trustee, which we refer to as the “indenture.” The trustee under the indenture has two main roles:

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First, the trustee can enforce your rights against Embraer or Embraer Finance, as applicable, if it defaults on its obligations under the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described below under “—Events of Default.”

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Second, the trustee performs administrative duties for Embraer and Embraer Finance, such as sending principal and interest payments to you, transferring your debt securities to a new buyer if you sell and sending notices to you.

The indenture contains the full legal text of the matters described in this section. New York law governs the indenture and the debt securities. We have consented in the indenture to the non-exclusive jurisdiction of any U.S. federal and state courts sitting in the borough of Manhattan in the City of New York. We have filed a copy of the form of indenture with the SEC as an exhibit to our registration statement.

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that Embraer Finance may issue senior debt securities from time to time in one or more series. The senior debt securities which Embraer Finance may issue under the indenture are collectively referred to in this prospectus as the “debt securities.”

Debt Securities

This section summarizes material terms of the debt securities, unless otherwise indicated in this section or in the prospectus supplement relating to a particular series of debt securities.

The material terms of a particular series of debt securities will be described in the prospectus supplement relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series of debt securities described in the applicable prospectus supplement.

We may issue original issue discount debt securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. We may also issue indexed debt securities or debt securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We will describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement.

In addition, the applicable prospectus supplement will state whether we will list the debt securities of the series on any securities exchanges.

Form, Exchange and Transfer

The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in fully registered form without interest coupons and in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

You may exchange or transfer your registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also register transfers of the registered debt securities. We may also arrange for additional transfer offices, and may cancel or change these offices. These offices are called “transfer agents.” We may also choose to act as our own transfer agent.

You will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the security registrar with a written instrument of transfer satisfactory in form to the security registrar.

Beneficial interests in the debt securities will be subject to certain restrictions on transfer and must be made in accordance with the procedures set forth in the indenture and the debt securities will bear the applicable legends regarding the restrictions set forth under the transfer restrictions set forth in the indenture.

Payment and Paying Agents

If your debt securities are in registered form, we will pay interest to you if you are listed in the trustee’s records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day is called the “regular record date” and will be stated in the applicable prospectus supplement.

We will pay interest, principal, additional amounts and any other money due on global registered debt securities pursuant to the applicable procedures of the depositary or, if the debt securities are not in global form, at our office or agency maintained for that purpose in New York, New York. We may also choose to pay interest by mailing checks. Upon application by a holder to the specified office of the trustee or any paying agent not less than 10 business days before the due date for any payment in respect of a debt security, such payment may be made by transfer to a U.S. dollar account maintained by the holder with a bank in New York City. We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent.

Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or that is held by us in trust, that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us or (if then held by us) discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Notices

We and the trustee will send notices only to registered holders of certificated notes, using their addresses as listed in the registrar’s records. If the debt securities of a series are listed on a securities exchange, we will provide notice to the holders in accordance with the applicable rules of such exchange. In addition, if debt securities are held in global form, notices will be delivered in accordance with the applicable procedures of the depositary.

Modification and Waiver

The indenture provides several categories of changes that can be made to the indenture and the debt securities issued under that indenture. Such changes may or may not require the consent of the holders, as described below.

Changes Requiring Each Holder’s Approval

The indenture provides that there are changes to the indenture that cannot be made without the approval of each holder of the outstanding debt securities affected thereby. These types of changes are:

•	a change in the stated maturity for any principal or interest payment on the debt securities;

•	a reduction in the principal amount, the interest rate, the redemption price for the debt securities or the principal amount that would be due and payable upon acceleration;

•	a change in the obligation to pay additional amounts;

•	a change in the currency of any payment on the debt securities;

•	a change in the place of any payment due on the debt securities;

•	an impairment of the holder’s right to sue for payment of any amount due on its debt securities;

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a change in the terms of payment from, or control over, or release or reduction of any collateral or security interest to secure the payment of principal, interest or premium, if any, under any debt security;

•	a change in the provisions related to payment obligations under guarantees in a manner that would materially and adversely affect the holders; and

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a modification of the sections of the indenture relating to supplemental indentures, waiver with the consent of holders or waiver of past defaults, except to increase the percentage of holders required to make a modification or waiver or to provide that certain other provisions of the indenture cannot be modified or waived without the approval of each holder of the debt securities.

Changes Not Requiring Approval

Embraer Finance, Embraer and the trustee may, without the consent or vote of any holder of the debt securities, amend or supplement the Indenture, the debt securities or the guarantee for the following purposes to:

•	evidence the succession of another person to Embraer Finance or Embraer and the assumption by any such successor to the covenants of Embraer Finance or Embraer herein and in the debt securities;

•	add to the covenants of Embraer Finance or Embraer for the benefit of holders of the debt securities;

•	add any additional events of default for the benefit of the holders of the debt securities;

•	add or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form;

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secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the debt securities when such release, termination or discharge is permitted by the Indenture;

•	evidence and provide for the acceptance of an appointment by a successor trustee;

•	provide for the issuance of additional debt securities;

•

cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of any holder of the debt securities in any material respect (which shall be conclusively established by delivery of an officer’s certificate to the trustee);

•	make any other change that does not materially and adversely affect the rights of any holder of the debt securities or to conform the Indenture to this “Description of Debt Securities;” or

•	add additional obligors with respect to the debt securities and the Indenture or to add additional guarantors to guarantee the obligations under the debt securities and the Indenture.

The holders of the debt securities will receive prior notice as described under “—Notices” of any proposed amendment to the debt securities or the Indenture described in this section. After an amendment described in the preceding paragraph of this section becomes effective, Embraer Finance or Embraer is required to mail to the holders of debt securities a notice briefly describing such amendment. However, the failure to give such notice to all holders of the debt securities, or any defect therein, will not impair or affect the validity of the amendment.

The consent of the holders of the debt securities is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Changes Requiring Majority Approval

The indenture provides that other changes to that indenture and the outstanding debt securities under such indenture must be approved by the holders of a majority in principal amount of each series of debt securities affected by the change. The required approval must be given by written consent.

The indenture provides that the same majority approval would be required for us to obtain a waiver of any covenants in the indenture. The covenants in the indenture include covenants made by Embraer about mergers and similar transactions and incurrence of liens on our assets, which are described below under “—Certain Covenants of Embraer—Mergers and Similar Transactions” and “—Certain Covenants of Embraer—Limitation on Liens.” If the holders approve a waiver of a covenant, we will not have to comply with that covenant. The holders, however, cannot approve a waiver of any provision in the debt securities or the indenture, as it affects any security, that we cannot change without the approval of the holder of that security as described above in “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Voting Mechanics

Debt securities will not be considered outstanding, and therefore the holders of those debt securities will not be eligible to vote or take other action under the indenture, if we have deposited or set aside in trust for the holders money for their payment or redemption. Debt securities will also not be eligible to vote or take other action under the indenture if they have been defeased as described under “—Defeasance and Discharge.” Debt securities held by Embraer, Embraer Finance or their Affiliates are not considered outstanding.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee, and not Embraer or Embraer Finance, will be entitled to set a record date for action by holders. If a record date is set for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or the trustee may specify. This period may be shortened or lengthened (but not beyond 180 days).

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—meaning that we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, other than as set forth in “—Optional Tax Redemption” below, unless otherwise specified in the applicable prospectus supplement, we will not be entitled to redeem your debt security before its maturity.

General Provisions for Redemption

If the applicable prospectus supplement specifies a redemption date, it will also specify one or more redemption prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed. If less than all of the debt securities are redeemed at any time, (1) the particular debt securities to be redeemed will be chosen by the trustee in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which debt securities of the applicable series are listed or if such securities exchange has no requirement governing redemption or the debt securities of the applicable series are not then listed on a securities exchange, on a pro rata basis or by lot (or, in the case of debt securities issued in global form, subject to the applicable procedures of the depositary), and (2) the trustee will authenticate and deliver to the holder of such debt securities without service charge, a new debt security or securities of the same series and of like tenor, of any authorized denomination as requested by such holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the debt security so surrendered. If debt securities of any series are redeemed in part, the remaining outstanding amount of any debt security of that series must be at least equal to US$2,000 and be an integral multiple of US$1,000.

In the event that we exercise an option to redeem any debt securities of a series, we will give to the trustee and the holders written notice of the principal amount of the debt securities to be redeemed, not less than 10 days nor more than 60 days before the applicable redemption date. A notice of redemption, except if made pursuant to the provisions set forth under “—Optional Tax Redemption,” may, at our discretion, be conditional. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice will state that, in our discretion, the redemption date may be delayed until such time (but no more than 60 days after the date of the notice of redemption) as any or all such conditions shall be satisfied (or waived by us in our sole discretion) and a new redemption date will be set by us in accordance with applicable DTC procedures, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by us in our sole discretion) by the redemption date, or by the redemption date as so delayed.

We will give the notice in the manner described above under “—Notices.”

Optional Tax Redemption

Each of Embraer or Embraer Finance will have the option to redeem, in whole but not in part, the debt securities, upon giving not less than 10 nor more than 60 days’ notice to the holders (with notice to the trustee of any redemption no later than five business days prior to when notice is due to holders), at 100% of the principal amount thereof, plus accrued and unpaid interest and any additional amounts payable with respect thereto where as a result of a change in or amendment to the laws of any Relevant Taxing Jurisdiction (as defined under “—Payment of Additional Amounts”) (or rules and regulations thereunder or the official interpretation, administration or application thereof), which change or amendment becomes effective on or after the issue date, in the case of Brazil or the Netherlands, or in the case of any other Relevant Taxing Jurisdiction, which change or amendment is first publicly announced and becomes effective after the date it first becomes a Relevant Taxing Jurisdiction (a “Change in Tax Law”):

•

Embraer or any successor has or will become obligated to pay additional amounts, as described below under “—Payment of Additional Amounts,” with respect to that series of debt securities or the related guarantee, in excess of additional amounts attributable to Brazilian Taxes (as defined under “—Payment of Additional Amounts”) at a rate of (i) 15%; or (ii) 25% in the case of amounts paid to residents of countries which do not impose any income tax or which impose it at a maximum rate lower than 17% or 20%, as the case may be, or where the laws of that country or location impose restrictions on the disclosure of ownership or beneficial ownership of the income or debt securities; or

•	Embraer Finance or any successor has or will become obligated to pay additional amounts (as defined under “—Payment of Additional Amounts”);

and, in either case, the payment of such excess amounts cannot be avoided by the use of any reasonable measures available to Embraer or Embraer Finance, as the case may be. For the avoidance of doubt, reasonable measures do not include changing the jurisdiction of incorporation of Embraer Finance or Embraer, as applicable.

If the debt securities are redeemed, the redemption price for debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed and any applicable premium plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such debt securities. Furthermore, we must give you between 10 and 60 days’ notice before redeeming the debt securities. No notice may be given earlier than 90 days prior to the earliest date on which we, but for such redemption, would be obligated to pay such additional amounts if a payment in respect of such debt securities were then due, and the obligation to pay such additional amounts must remain in effect at the time notice is given. In the case of a global certificate, notice will be given in accordance with the applicable procedures of the depositary.

Embraer or Embraer Finance shall pay all present or future stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by Brazil, the Netherlands or any other governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the indenture or the issuance of the debt securities.

Prior to the publication or, where relevant, sending of any notice of redemption of the debt securities pursuant to the foregoing, Embraer or Embraer Finance, as applicable, or a successor to either, will deliver to the trustee (i) an officer’s certificate and an opinion of counsel stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and that Embraer or Embraer Finance cannot avoid their obligations to pay additional amounts by Embraer or Embraer Finance taking reasonable measures available to it and (ii) an opinion of independent tax counsel of recognized standing in Brazil, the Netherlands, or any other Relevant Taxing Jurisdiction, as applicable, to the effect that Embraer or Embraer Finance has or will become obligated to pay additional amounts as a result of a Change in Tax Law.

Open Market Purchases

Subject to any restrictions that will be described in the applicable prospectus supplement, Embraer or its Affiliates may at any time purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in Embraer’s discretion, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

Payment of Additional Amounts

Unless otherwise indicated in the applicable prospectus supplement, all payments in respect of the debt securities issued thereunder and the related guarantee, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of (i) Brazil or any political subdivision thereof having power to tax (“Brazilian Taxes”), (ii) the Netherlands or any political subdivision thereof having power to tax (“Dutch Taxes”), or (iii) any other jurisdiction or any political subdivision thereof having power to tax from or through which payment is made in respect of the debt securities or in which Embraer Finance, Embraer or any successor thereto is organized or incorporated or is a resident for tax purposes, as applicable (each such jurisdiction, including Brazil and the Netherlands, a “Relevant Taxing Jurisdiction”), unless Embraer or Embraer Finance, as applicable, is compelled by law to deduct or withhold such taxes, duties, assessments or governmental charges. In such event, Embraer or Embraer Finance, as applicable, will make such deduction or withholding, will make payment of the amount so withheld to the appropriate governmental authority and will pay to each holder such additional amounts as may be necessary in order that every net payment made by Embraer or Embraer Finance, as applicable, on each debt security of that series or the related guarantee after deduction or withholding for or on account of any Brazilian Taxes, Dutch Taxes or taxes, duties, assessments, or other governmental charges of whatever nature with respect to any other Relevant Taxing Jurisdiction, as the case may be, will equal the respective amounts of principal of, or premium, if any, or interest which would have been receivable in respect of the debt securities in the absence of such withholding or deduction. Notwithstanding the foregoing, neither Embraer nor Embraer Finance will have to pay additional amounts:

•

to, or to a third party on behalf of, a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such debt security by reason of his or the beneficial owners having some connection with a Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes, or being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere acquisition or holding of the debt security and the receipt of payments with respect to the debt security or the related guarantee;

•

in respect of debt securities surrendered (if surrender is required) more than 30 days after the Relevant Date (as defined below) except to the extent that the holder of such debt security would have been entitled to such additional amounts on surrender of such debt security for payment on the last day of such period of 30 days;

•

to, or to a third party on behalf of, a holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such holder’s or the beneficial owner’s failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with a Relevant Taxing Jurisdiction, if (i) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and (ii) Embraer or Embraer Finance, as applicable, has given the holders at least 30 days’ notice that holders will be required to comply with such requirement;

•	in respect of any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

•

in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of, or premium, if any, or interest on the debt security or by direct payment by Embraer or Embraer Finance in respect of claims made against it; or

•	in respect of any withholding, deduction or levy of or for any taxes pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or

•	in respect of any combination of the above.

The applicable prospectus supplement may describe additional circumstances in which we would not be required to pay additional amounts.

Notwithstanding anything to the contrary in this section, none of Embraer, Embraer Finance, the paying agent or any other person shall be required to pay any additional amounts with respect to any payment in respect of any taxes duties, assessments or other governmental charges imposed under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in order to conform to, such sections or any intergovernmental agreement or any agreement entered into pursuant to Section 1471(b)(1) of the Code.

In addition, no additional amounts shall be paid with respect to any payment on the debt securities to a holder who is a fiduciary, a partnership, a limited liability company or other beneficial owner of that payment to the extent that payment would be required by the Relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the additional amounts had that beneficiary, settlor, member or beneficial owner been the holder.

For purposes of the provisions described above, “Relevant Date” means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received by the trustee on or prior to such due date, the date on which notice is given to the holders that the trustee so receives the full amount. Except as specifically provided above, neither Embraer nor Embraer Finance will be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

In the event that additional amounts actually paid with respect to the debt securities are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the holder of such debt securities, and, as a result thereof such holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such holder shall, by accepting such debt securities, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to Embraer or Embraer Finance, as the case may be.

Any reference in this prospectus or the applicable prospectus supplement, the indenture or the debt securities to principal, interest or any other amount payable in respect of the debt securities will be deemed also to refer to any additional amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this subsection.

Certain Covenants of Embraer

Mergers and Similar Transactions

Unless otherwise specified in the applicable prospectus supplement, Embraer will covenant that it will not, without the consent of the holders of a majority in aggregate principal amount of the debt securities of each series outstanding under the indenture, consolidate with or merge into any other corporation or convey or transfer all or substantially all of its properties or assets to any other person, unless:

•

the person formed by such consolidation or into which Embraer is merged or the person which acquires by conveyance or transfer all or substantially all of the properties or assets of Embraer, which we refer to as the “successor person,” will expressly assume via a supplemental indenture the due and punctual payment of the principal of and interest on all the debt securities issued or guaranteed under the indenture and all other obligations of Embraer under the indenture and the debt securities or guarantees, as the case may be, and, in case such consolidation, merger, conveyance or transfer involves Embraer Finance, Embraer will expressly reaffirm its obligations under the indenture and the debt securities;

•	immediately after giving effect to such transaction, no event of default with respect to any debt security issued under the indenture will have occurred and be continuing;

•

Embraer has delivered to the trustee under the indenture an (i) officers’ certificate of Embraer stating that such consolidation, merger, conveyance or transfer and the supplemental indenture complies with this section and that all relevant conditions precedent provided in the indenture, which relate to such transaction, have been complied with and (ii) an opinion of independent external counsel of recognized standing stating that such consolidation, merger, conveyance or transfer complies with this covenant and that all conditions, which relate to the transaction, have been complied with; and

•

the successor person will expressly agree to withhold against any tax, duty, assessment or other governmental charge thereafter imposed or levied by a Relevant Taxing Jurisdiction as a consequence of such consolidation, merger, conveyance or transfer with respect to the payment of principal of or interest on the debt securities, and to pay such additional amounts as may be necessary to ensure that the net amounts receivable by holders of the debt securities after any such withholding or deduction will equal the respective amounts of principal, premium (if any) and interest, as applicable, which would have been receivable in respect of the debt securities in the absence of such consolidation, merger, conveyance or transfer, subject to exceptions and limitations contained in “—Payment of Additional Amounts,” in relation to the successor jurisdiction.

Upon any consolidation, merger, conveyance or transfer in accordance with these conditions, the successor person will succeed to, and be substituted for, and may exercise every right and power of, Embraer under the debt securities or guarantee of Embraer, as applicable, with the same effect as if the successor person had been named as the issuer or guarantor, as applicable, of the debt securities issued under the indenture. If a successor person is organized in or considered to be resident in a jurisdiction other than Brazil or the Netherlands, such jurisdiction will be referred to as a “successor jurisdiction.” No successor person will have the right to redeem the debt securities unless Embraer or Embraer Finance, as applicable, would have been entitled to redeem the debt securities in similar circumstances.

If the conditions described above are satisfied, Embraer will not need to obtain the consent of the holders in order to merge or consolidate or convey or transfer all or substantially all of its properties or assets to any other person. Also, Embraer will not need to satisfy these conditions if Embraer enters into other types of transactions, including the following:

•	any transaction in which Embraer acquires the stock or assets of another person;

•	any transaction that involves a change of control of Embraer, but in which Embraer does not merge or consolidate; and

•	any transaction in which Embraer sells or otherwise disposes of less than substantially all of its properties or assets.

Limitation on Liens

Unless otherwise specified in the applicable prospectus supplement, Embraer will covenant that for so long as any debt securities remain outstanding, Embraer will not create, incur, issue or assume any Indebtedness (as defined below) secured by any mortgage, pledge, lien, hypothecation, security interest or other encumbrance (each a “Lien”), except for Permitted Liens (as defined below), without securing the outstanding debt securities equally and ratably therewith or prior thereto. The (i) giving of a guarantee that is secured by a Lien upon or in respect of any of Embraer’s assets, and (ii) creation of a Lien upon or in respect of any of Embraer’s assets to secure Indebtedness that existed prior to the creation of such Lien, shall be deemed to involve the incurrence of Indebtedness in an amount equal to the principal amount of such Indebtedness secured by such Lien.

For purposes of this covenant, “Permitted Liens” means any Lien:

a)

granted upon or with regard to any property acquired after the date of the indenture by Embraer to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; provided, however, that the maximum sum secured thereby shall not exceed the purchase price of such property or the Indebtedness incurred solely for the purpose of financing the acquisition of such property;

b)

in existence on the date of the indenture and any extension, renewal or replacement thereof; provided, however, that the total amount of Indebtedness so secured shall not exceed the amount so secured on the date of the indenture;

c)

arising in the ordinary course of business of Embraer in connection with the financing of any aircraft owned by us that is leased to another person; provided, however, that such Lien is limited to such aircraft;

d)	arising by operation of law, such as, merchants’, maritime or other similar Liens arising in the ordinary course of business of Embraer;

e)

with respect to taxes, duties, assessments, or other governmental charges or claims not yet delinquent or that are being contested in good faith and by appropriate proceedings, diligently conducted, for which appropriate reserves have been established to the extent required by and in accordance with IFRS;

f)	arising in the ordinary course of business in connection with the financing of export, import or other trade transactions by Embraer;

g)

granted upon or with regard to any present or future asset or property related in respect of Indebtedness which is owed to (i) any Brazilian governmental credit agency (including, but not limited to, the Brazilian National Treasury, Banco Nacional de Desenvolvimento Econômico e Social (“BNDES”), BNDES Participações S.A. (“BNDESPAR”), Financiadora de Estudos e Projetos (“FINEP”) and Agência Especial de Financiamento Industrial (“FINAME”), (ii) any international official export-import bank or official export-import credit insurer or (iii) the International Finance Corporation or any international multilateral or government-sponsored agency;

h)

(i) existing with respect to any assets of a person at the time such person is merged or consolidated with or into Embraer (and such Lien is not incurred in anticipation of such transaction), provided that such Lien is not extended to any asset of Embraer other than the assets of such person affected thereby prior to giving effect to such merger or consolidation, (ii) existing on any assets at the time of the acquisition thereof (and not incurred in anticipation of such transaction) and (iii) to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancing, refunding or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to above, provided that such liens do not extend to any other property;

i)	created pursuant to any order of attachment or similar legal process arising in connection with court proceedings that are being contested by Embraer in good faith and by appropriate proceedings;

j)

on any property or assets in connection with Indebtedness related to any regulated program for industrial or defense development related to the activities performed by Embraer imposed or entered into as a result of the regulations or requirements of an applicable governmental authority; provided, however, that such lien is limited to such property or assets associated with such regulated program;

k)	existing on any asset prior to the acquisition thereof by Embraer and not created in contemplation of such acquisition;

l)	created over funds reserved for the payment of principal, interest and premium, if any, due in respect of the debt securities;

m)	arising from Capitalized Lease Obligations entered into by Embraer in the ordinary course of business; or

n)

granted after the date of the indenture upon or in respect of any assets of Embraer other than those referred to above, provided that the aggregate amount of Indebtedness secured pursuant to this exception shall not, on the date any such Indebtedness is incurred, exceed an amount equal to 10% of Embraer’s stockholders’ equity (calculated on the basis of Embraer’s latest quarterly unaudited or annual audited consolidated financial statements, whichever is the most recently prepared in accordance with IFRS, as issued by the International Accounting Standards Board (“IASB”), and currency exchange rates prevailing on the last day of the period covered by such financial statements).

Defeasance and Discharge

The following discussion of full defeasance and discharge and covenant defeasance and discharge will only be applicable to your series of debt securities if we choose to apply them to that series, in which case we will so state in the applicable prospectus supplement.

If the applicable prospectus supplement states that full defeasance will apply to a particular series, Embraer and Embraer Finance will be legally released from any payment and other obligations on the debt securities, except for various obligations described below (called “full defeasance”), provided that Embraer or Embraer Finance, as applicable, in addition to other actions, put in place the following arrangements for you to be repaid:

•

Embraer or Embraer Finance, as applicable, must irrevocably deposit in trust for your benefit and the benefit of all other holders of the debt securities of the applicable series a combination of money and (unless otherwise specified in the applicable prospectus supplement) U.S. government or U.S. government agency debt securities or bonds that in the opinion of a firm of nationally recognized independent public accountants, will generate enough cash to make interest, principal and any other payments, including additional amounts, on the debt securities of the applicable series on their various due dates.

•

Embraer or Embraer Finance must deliver to the trustee a legal opinion of independent tax counsel, of recognized standing in the United States, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then-current U.S. federal income tax law, Embraer or Embraer Finance, as applicable, may make the above deposit without causing you to be taxed on the debt securities of the applicable series any differently than if Embraer or Embraer Finance, as applicable, did not make the deposit and instead repaid the debt securities itself of the applicable series.

If Embraer or Embraer Finance ever did accomplish full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities of the applicable series. You could not look to Embraer or Embraer Finance for repayment in the unlikely event of any shortfall. However, even if Embraer or Embraer Finance takes these actions, a number of obligations relating to the debt securities or guarantees, if any, will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance

If the applicable prospectus supplement states that covenant defeasance will apply to a particular series of debt securities, Embraer or Embraer Finance can make the same type of deposit described above and be released from all or some of the restrictive covenants, if any, that apply to the debt securities of that particular series. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and (unless otherwise specified in the applicable prospectus supplement) debt securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, Embraer or Embraer Finance would be required to take all of the steps described above under “—Defeasance and Discharge” except that the opinion of counsel would not have to refer to a change in U.S. federal income tax laws or a ruling from the U.S. Internal Revenue Service.

If Embraer or Embraer Finance were to accomplish covenant defeasance, the following provisions of the indenture and/or the debt securities of the applicable series would no longer apply:

•	any covenants applicable to the series of debt securities and described in the applicable prospectus supplement; and

•	the events of default relating to breach of the defeased covenants, described below under “—Events of Default—What Is An Event of Default?”.

If either Embraer or Embraer Finance accomplishes covenant defeasance, you would still be able to look to it for repayment of the debt securities of the applicable series if there were a shortfall in the trust deposit. If any event of default occurs and the debt securities of the applicable series become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Ranking

The debt securities and the guarantees, if any, will rank equally with all of Embraer’s other unsecured and unsubordinated Indebtedness.

Events of Default

The indenture provides that you will have special rights if you hold debt securities issued under the indenture and an event of default occurs under the indenture and is not cured or waived, as described later in this subsection and as may be specified in the applicable prospectus supplement.

What Is an Event of Default?

The indenture provides that the term “Event of Default” with respect to any series of debt securities means any of the following:

•

failure to pay any interest (or additional amounts, if any) on any of the debt securities of that series on the date when due, which failure continues for a period of 30 days; or failure to pay any principal or premium, if any (or additional amounts, if any), on any of the debt securities of that series on the date when due;

•

any of Embraer or Embraer Finance fail to duly perform or observe any other covenant or agreement in respect of the debt securities of that series and such failure continues for a period of 60 days after

Embraer or Embraer Finance, as applicable, receive a notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series;

•

the maturity of any Indebtedness of Embraer Finance, Embraer or any Subsidiary in a total aggregate principal amount of US$100 million (or the equivalent in other currencies) or more is accelerated in accordance with the terms of such Indebtedness, or the failure by Embraer Finance, Embraer or any Subsidiary to make payment at maturity of such Indebtedness (after giving effect to any grace period provided in the terms of such Indebtedness);

•

one or more final judgments or decreases for the payment of money in excess of US$100 million (or the equivalent in other currencies) in the aggregate are rendered against Embraer Finance, Embraer or any Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 60 days following commencement of such enforcement proceedings or (ii) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

•

Embraer Finance, Embraer or a Significant Subsidiary: (i) commences a voluntary case or files a request or petition for a writ of execution to initiate bankruptcy proceedings or have itself adjudicated as bankrupt; (ii) applies for or consents to the entry of an order for relief against it in an involuntary case; (iii) applies for or consents to the appointment of a custodian of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) proposes or agrees to an accord or composition in bankruptcy between itself and its creditors; or (vi) files for a reorganization of its debts (judicial or extrajudicial recovery);

•

a court of competent jurisdiction enters an order or decree under any bankruptcy law that: (i) is for relief against Embraer Finance, Embraer or any Significant Subsidiary in an involuntary case; (ii) appoints a custodian of Embraer Finance, Embraer or any Significant Subsidiary or for any substantial part of the property of Embraer Finance, Embraer or any Significant Subsidiary; (iii) orders the winding up or liquidation of Embraer Finance, Embraer or any Significant Subsidiary; (iv) adjudicates Embraer Finance, Embraer or any Significant Subsidiary as bankrupt or insolvent; (v) ratifies an accord or composition in bankruptcy between Embraer Finance, Embraer or any Significant Subsidiary and the respective creditors thereof; or (vi) grants a judicial or extrajudicial recovery to Embraer Finance, Embraer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days;

•

a final judgment or judgments (not subject to appeal) determines the guarantees of such debt securities to be unenforceable or invalid, such guarantees cease for any reason to be valid and binding or enforceable against Embraer, or any person acting on its behalf denies or disaffirms its obligations under such guarantees; or

•	an Illegality Event shall have occurred and be continuing.

The trustee shall not be charged with knowledge of any default or event of default with respect to the debt securities unless a written notice of such default or event of default shall have been given to an officer of the trustee with direct responsibility for the administration of the indenture and the debt securities, by Embraer or Embraer Finance or any holder of the applicable series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture, although the default and acceleration of one series of debt securities may trigger a default and acceleration of another series of debt securities.

Remedies upon an Event of Default

Except as provided in the next sentence, if an event of default has occurred and is continuing, the trustee may, or at the written request of holders of not less than 25% in principal amount of the outstanding debt securities of that series will, declare the entire principal amount of the debt securities of that series to be due and payable immediately and upon any such declaration, the principal, accrued interest and any unpaid additional amounts will become immediately due and payable. If an event of default occurs because of a bankruptcy, insolvency or reorganization relating to Embraer or Embraer Finance, as applicable, the entire principal amount of the debt securities of that series will be automatically accelerated, without any declaration or action by the trustee or any holder, and any principal, accrued interest or additional amounts will become due and payable.

Each of the situations described above is called an acceleration of the maturity of the debt securities under the indenture. If the maturity of the debt securities of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may cancel the acceleration of the debt securities; provided that Embraer or Embraer Finance, as applicable, has paid or deposited with the trustee under the indenture a sum sufficient to pay (i) all overdue interest and any additional amounts on all of the debt securities of the series, (ii) the principal of any debt securities of the series which have become due (other than amounts due solely because of the acceleration), (iii) interest upon overdue interest at the rate borne by (or prescribed therefor in) the debt securities of that series (to the extent that payment of this interest is lawful), and (iv) all sums paid or advanced by the trustee under the indenture and all amounts Embraer or Embraer Finance, as applicable, owe the trustee; and provided, further, that all other defaults with respect to the debt securities of that series have been cured or waived.

The trustee is not required under the indenture to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture, or in the exercise of any of its rights or powers, if the trustee has reasonable grounds for believing that repayment of the funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee under the indenture written notice of a continuing event of default;

•

the holders of not less than 25% in principal amount of the outstanding debt securities of the series must make a written request that the trustee institute proceedings in respect of the event of default;

•

the holders of not less than 25% in principal amount of the outstanding debt securities or other holders must offer to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities to be incurred in taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in principal amount of the outstanding debt securities of the series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of the series.

Under the indenture, you are entitled, however, at any time to bring a lawsuit for the payment of money due on your security on or after its due date and which was not paid in full by Embraer or Embraer Finance.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity of the debt securities.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive any default for the debt securities of the series, except for defaults which cannot be waived without the consent of each holder. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default, however, without the approval of each holder of the affected series of debt securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a default.

Certain Defined Terms

The following terms have the specified meanings for purposes of the indenture and the debt securities:

“Affiliate” means, with respect to any specified person, (i) any other person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (i) any other person who is a director or officer (a) of such specified person, (b) of any subsidiary of such specified person or (c) of any person described in clause (i) above. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Capitalized Lease Obligation” means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with IFRS; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with IFRS; and the maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“IFRS” means International Financial Reporting Standards as adopted by the IASB, as in effect from time to time.

“Illegality Event” means an event as a result of which it becomes and continues to be unlawful for Embraer or Embraer Finance, as applicable, to perform or comply with any one or more of its obligations under the debt securities, the guarantees, if any, or the indenture.

“Indebtedness” means, with respect to any person, any amount payable (whether as a direct obligation or indirectly through a guarantee by such person) pursuant to (i) an agreement or instrument involving or evidencing money borrowed, (ii) a conditional sale or a transfer with recourse or with an obligation to repurchase or (iii) a Capitalized Lease Obligation; provided, however, that, as used in the cross-acceleration provision described in the third bullet point under “Events of Default—What is an Event of Default?”, “Indebtedness” will not include any payment made by us on behalf of an Affiliate, upon any Indebtedness of such Affiliate becoming immediately due and payable as a result of a default by such Affiliate, pursuant to a guarantee or similar instrument provided by us in connection with such Indebtedness, provided that such payment made by us is made within five business days of notice being provided to us that payment is due under such guarantee or similar instrument.

“Significant Subsidiary” means any Subsidiary of Embraer which, at the time of determination, either (i) had assets which, as of the date of Embraer’s most recent unaudited quarterly or audited annual consolidated balance sheet, constituted at least 10% of Embraer’s total assets on a consolidated basis as of such date, or (ii) had revenues for the 12-month period ending on the date of Embraer’s most recent unaudited quarterly or audited annual consolidated statement of income which constituted at least 10% of Embraer’s total revenues on a consolidated basis for such period.

“Subsidiary” means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Embraer, (ii) Embraer and one or more Subsidiaries or (iii) one or more Subsidiaries.

Regarding the Trustee

The Bank of New York Mellon will serve as the trustee under the indenture. The Bank of New York Mellon may from time to time have other business relationships with Embraer and its Affiliates.

DESCRIPTION OF THE GUARANTEES

The following description of the terms and provisions of the guarantees summarizes the general terms that will apply to each guarantee that we deliver in connection with an issuance of debt securities by Embraer Finance. When Embraer Finance sells a series of its debt securities, Embraer will execute and deliver a guarantee of that series of debt securities under the indenture.

Pursuant to any guarantee, Embraer will irrevocably and unconditionally agree, upon the failure of Embraer Finance to make the required payments under the applicable series of debt securities and the indenture, to make any required payment. The amount to be paid by Embraer under the guarantee will be an amount equal to the amount of the payment Embraer Finance fails to make.

Group Financing Company Exemption

Embraer Finance relies on the group financing company exemption of article 3:2 of the Dutch financial supervision act, as amended from time to time (Wet op het financieel toezicht) for the issuance of debt securities and the on-lending of the proceeds thereof within the corporate group of which Embraer Finance forms part. In order to be exempt from the requirement of a banking license under Dutch law, Embraer Finance and Embraer must ensure the following conditions are met during the term of the debt securities and the term of the guarantee: (i) Embraer, as the parent company, unconditionally and irrevocably guarantees any obligations and any debt incurred in connection with the debt securities; (ii) Embraer, as the parent company, maintains at all times a positive consolidated own equity (geconsolideerd eigen vermogen); (iii) Embraer at all times ensures that Embraer Finance complies with its obligations (including any payment obligations) under or in connection with the debt securities; (iv) Embraer Finance extends at least 95% of the proceeds of the issuance of the debt securities within the corporate group of which Embraer Finance forms part; and (v) the main activity of Embraer Finance’s corporate group is not the business of granting credits for its own account outside the corporate group of which Embraer Finance forms part, which includes, but is not limited to, granting financial leases. Embraer Finance must on an ongoing basis be able to demonstrate that the above conditions are met. If at any time Embraer Finance cannot demonstrate that the conditions are met, this will be qualified as breach of the group financing company exemption of article 3:2 of the Dutch financial supervision act, as amended from time to time (Wet op het financieel toezicht).

LEGAL OWNERSHIP OF DEBT SECURITIES

In this prospectus and any applicable prospectus supplement, when we refer to the “holders” of debt securities as being entitled to specified rights or payments, we mean only the actual legal holders of the debt securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our debt securities, except as may be specifically provided for in a contract governing the debt securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Street Name and Other Indirect Holders

Holding debt securities in accounts at banks or brokers is called holding in “street name.” If you hold our debt securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the debt securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in this prospectus and any applicable prospectus supplement.

If you hold our debt securities in street name or through other indirect means, you should check with the institution through which you hold your interest in our debt securities to find out, among others:

•	how it handles payments and notices with respect to the debt securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable prospectus supplement will indicate whether the debt securities will be issued only as global securities.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the debt securities and instead will deal only with the depositary that holds the global security.

You should be aware that if our debt securities are issued only in the form of global securities:

•	you cannot have the debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

•

you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchanges and other matters relating to your interest in the global security. We, the trustee, any paying agent and any registrar have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We, the trustee, any paying agent and any registrar also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, a global security representing our debt securities will terminate and interests in it will be exchanged for physical certificates representing the debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the debt securities transferred to your name, so that you will be a direct holder.

Unless we specify otherwise in the applicable prospectus supplement, the special situations for termination of a global security representing our debt securities are:

•

the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when such depositary is required to be so registered in order to act as depositary, and, in each case, we do not or cannot appoint a successor depositary within 90 days;

•	we decide in our sole discretion to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•	any of the notes has become immediately due and payable in accordance with “Description of Debt Securities—Events of Default.”

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. When a global security terminates, the depositary (and not us, the trustee, any paying agent or any registrar) is responsible for deciding the names of the institutions that will be the initial direct holders.

EXPERTS

The consolidated financial statements of Embraer S.A. as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG Auditores Independentes Ltda., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Embraer S.A. for the year ended December 31, 2021 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, Milbank LLP will provide an opinion regarding the validity of the debt securities and the guarantees under New York state and U.S. federal law and Thalita Alfano Soulas Grandis, our General Counsel, will provide an opinion regarding certain legal matters under Brazilian law relating to the debt securities and guarantees, if applicable, of Embraer. Loyens & Loeff N.V. will provide an opinion regarding legal matters under Dutch law relating to the debt securities of Embraer Finance.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information pertaining to us, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. We are an SEC registrant subject to the information requirements of the Exchange Act, and accordingly, file with, or furnish to, the SEC certain reports and other information. As a foreign private issuer, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Brazil, which differ from those in the United States. You may read and copy any document we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference room. Such documents are also available to the public from the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:

•

our annual report on Form  20-F for the year ended December 31, 2023, filed with the SEC on April 5, 2024 (File No. 001-15102), containing our audited consolidated financial statements as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021;

•

our report on Form  6-K, furnished to the SEC on February 5, 2025 (File No. 001-15102), containing (i) our unaudited condensed consolidated interim financial statements as of September 30, 2024 and for the nine months ended September 30, 2024 and 2023, and (ii) a discussion and analysis of our results of operations and financial condition for the nine-month periods ended September 30, 2024 and 2023;

•	our report on Form 6-K, furnished to the SEC on February 5, 2025 (File No. 001-15102), related to the sale of executive jets to Flexjet;

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus; and

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus.

You may request a copy of any document that has been incorporated by reference to this registration statement and has not been delivered with this prospectus, at no cost, by writing or telephoning Embraer S.A. at: Avenida Dra. Ruth Cardoso, No. 8,501 (formerly known as Avenida Nações Unidas, No. 8,501), 30th floor (part), Eldorado Business Tower, Pinheiros, ZIP Code 05425-070, city of São Paulo, state of São Paulo, Brazil, telephone +55-11-3040-6874, e-mail: investor.relations@embraer.com.br, or by contacting the trustee at the address indicated on the inside back cover of this prospectus. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Embraer Netherlands Finance B.V.

Guaranteed Debt Securities

Embraer S.A.

Guarantees

PROSPECTUS

February 5, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Embraer maintain directors’ and officers’ liability insurance in an amount of US$50.0 million. This insurance covers liabilities resulting from wrongful acts, including any act or omission committed or attempted by any officer or director acting in his or her capacity as officer or director or any matter claimed against an officer or director solely due to his or her serving in such capacity.

According to Embraer’s by-laws, Embraer may enter into agreements with, or approve indemnity policies covering the members of its board of directors, fiscal council, board of executive officers and committees or of our controlled companies, as well as certain of its employees or of its controlled companies, for whom it agrees to bear or reimburse certain expenses, costs and damages effectively incurred by the beneficiaries, during or after the period of their relationship with Embraer, related to arbitration, judicial or administrative proceedings, involving acts practiced in carrying out the beneficiaries’ duties, from the date of their investiture or beginning of the employment relationship with Embraer, as applicable.

Neither Embraer Finance’s articles of association (statuten) nor the laws of the Netherlands provide for indemnification of directors or officers.

Item 9. Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

4.1	Form of Indenture.**

4.2	Form of Debt Security.*

4.3	Form of Guarantee (Included in Exhibit 4.1).**

5.1	Opinion of Thalita Alfano Soulas Grandis, General Counsel of Embraer S.A., as to matters of Brazilian law relating to the debt securities and guarantees.**

5.2	Opinion of Milbank LLP, as to matters of New York law relating to the debt securities and guarantees.**

5.3	Opinion of Loyens & Loeff N.V., as to matters of Dutch law relating to the debt securities.**

23.1	Consent of KPMG Auditores Independentes Ltda.**

23.2	Consent of PricewaterhouseCoopers Auditores Independentes Ltda.**

23.3	Consent of Thalita Alfano Soulas Grandis, General Counsel of Embraer S.A. (included in Exhibit 5.1).

23.4	Consent of Milbank LLP (included in Exhibit 5.2).

23.5	Consent of Loyens & Loeff N.V. (included in Exhibit 5.3).

24.1	Powers of Attorney (included in the signature pages to this registration statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture.**

107	Calculation of Filing Fee Tables**

*	To be filed by amendment or as an exhibit to a document filed by Embraer under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.

Item 10. Undertakings

(a)	The undersigned registrants hereby undertake:

(i)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and;

(C)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and

(ii)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(iii)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(iv)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(v)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(vi)

That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrants relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and (iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(i)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of São José dos Campos, State of São Paulo, Brazil on February 5, 2025.

EMBRAER S.A.

By:	/s/ Francisco Gomes Neto
Name: Francisco Gomes Neto
Title: President and Chief Executive Officer

By:	/s/ Antonio Carlos Garcia
Name: Antonio Carlos Garcia
Title:Executive Vice-President and Chief Financial, Investor Relations and Principal Accounting Officer

EMBRAER NETHERLANDS FINANCE B.V.

By:	/s/ Felipe Santana Santiago de Lima
Name: Felipe Santana Santiago de Lima
Title: Managing Director

By:	/s/ Andreia Pereira de Jesus
Name: Andreia Pereira de Jesus
Title: Managing Director

POWER OF ATTORNEY – EMBRAER S.A.

Each person whose signature appears below hereby severally and individually constitutes and appoints each Francisco Gomes Neto and Antonio Carlos Garcia the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this registration statement on Form F-3, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each said attorney and agent to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by each of our said attorneys and agents to any and all such amendments and instruments. This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Francisco Gomes Neto Francisco Gomes Neto	President & CEO	February 5, 2025

/s/ Antonio Carlos Garcia Antonio Carlos Garcia	Executive Vice-President, Financial, Investor Relations and Principal Accounting Officer	February 5, 2025

/s/ Alexandre Gonçalves Silva Alexandre Gonçalves Silva	Chairman of the Board of Directors	February 5, 2025

/s/ Raul Calfat Raul Calfat	Vice-Chairman of Board of Directors	February 5, 2025

/s/ Dan Ioschpe Dan Ioschpe	Effective Member of the Board of Directors	February 5, 2025

/s/ Kevin G. McAllister Kevin G. McAllister	Effective Member of the Board of Directors	February 5, 2025

/s/ Edmilson Saes Edmilson Saes	Effective Member of the Board of Directors	February 5, 2025

/s/ Márcio Fernand Elias Rosa Márcio Fernand Elias Rosa	Effective Member of the Board of Directors	February 5, 2025

/s/ Mauro Gentile Rodrigues da Cunha Mauro Gentile Rodrigues da Cunha	Effective Member of the Board of Directors	February 5, 2025

/s/ Pedro Luís Farcic Pedro Luís Farcic	Effective Member of the Board of Directors	February 5, 2025

/s/ Todd M. Freeman Todd M. Freeman	Effective Member of the Board of Directors	February 5, 2025

POWER OF ATTORNEY – EMBRAER NETHERLANDS FINANCE B.V.

Each person whose signature appears below hereby severally and individually constitutes and appoints each Felipe Santana Santiago de Lima and Andreia Pereira de Jesus the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this registration statement on Form F-3, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each said attorney and agent to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by each of our said attorneys and agents to any and all such amendments and instruments. This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Felipe Santana Santiago de Lima Felipe Santana Santiago de Lima	Management Board Member	February 5, 2025

/s/ Andreia Pereira de Jesus Andreia Pereira de Jesus	Management Board Member	February 5, 2025

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the authorized representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the registrants in the United States, in the State of New York, United States of America, on February 5, 2025.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Colleen A. De Vries
Senior Vice President